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                                                                   EXHIBIT 10.17

                               GENERAL MAGIC, INC.

                    SEVERANCE AND CHANGE OF CONTROL AGREEMENT

        This Severance and Change of Control Agreement (the "Agreement") is effective as of October 2, 1998, by and between Steven D. Schramm (the "Employee") and General Magic, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        A. The Employee presently serves as Vice President and General Manager of the Communications Products Division of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

        B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company or another event affecting the continued employment of the Employee.

        C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the circumstances described below which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company.

        D. Certain capitalized terms used in the Agreement are defined in
Section 5 below.

                                    AGREEMENT

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

        1. Change of Control.

           (a) Acceleration Upon Non-Assumption of Options. In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under all then-outstanding options granted to the Employee or substitute for such options substantially equivalent options for the Acquiring Corporation's stock. The Employee's outstanding options shall be deemed assumed if, following the Change of Control, such options confer the right to purchase in accordance with their terms and conditions, for each share of stock subject to such options immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of the Common Stock of the Company on the effective date of the Change of Control was entitled. Subject to the limitation set forth in Section 4, in the event that the Acquiring Corporation fails to assume the Company's rights and obligations under the Employee's outstanding options or



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substitute for such options in connection with the Change of Control, and provided that the Employee's employment with the Company has not terminated prior to such date, any unexercised portions of the Employee's outstanding options shall be immediately exercisable and vested in full as of the date ten
(10) days prior to the date of the Change of Control. An exercise of the Employee's outstanding options that was permissible solely by reason of the acceleration of exercisability provided by this subsection shall be conditioned upon the consummation of the Change of Control.

           (b) Benefits Upon Termination After Change of Control. Subject to the limitations set forth in Section 4, if the Employee's employment is terminated as a result of a Termination After Change of Control, then the Employee shall be entitled to the following severance benefits:

               (i) The Employee shall receive (1) severance pay in an amount equal to one hundred percent (100%) of the Employee's annual base salary at the time of such termination, and (2) the full amount of the Employee's annual bonus at the "on-target" level for the fiscal year in which the Employee is terminated, which amount shall be paid in lieu of any bonus or commission that may be owing, or becomes owed, to the Employee at any time thereafter. Any severance payments to which the Employee is entitled pursuant to this subsection shall be paid in a lump sum within thirty (30) days of the Employee's termination.

               (ii) For a period of up to twelve (12) months after any termination under this Section 1(b), the Company shall reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage. Such reimbursement shall terminate upon the earlier of (1) twelve months from the date of the Employee's termination of employment or (2) commencement of coverage of the Employee under other plans which provide for equal or greater benefits and which do not exclude any pre-existing conditions.

               (iii) Any unexercisable or unvested portion of any then-outstanding stock options granted to the Employee by the Company shall be automatically accelerated and become immediately exercisable and vested in full effective as of the date of the termination of the Employee's employment.

               (iv) Any unvested shares of restricted stock issued by the Company to the Employee shall become fully vested effective as of the date of the termination of the Employee's employment.

        2. Benefits Upon Termination Before Change of Control. Subject to the limitations set forth in Section 4, if, prior to the occurrence of a Change of Control, the Employee resigns from all capacities in which the Employee is then rendering services to the Company within a reasonable period of time following either (i) the Company's sale of the Communications Products Division of the Company or (ii) the Company's elimination of the Employee's current position as Vice President and General Manager of the Communications Products Division of the Company and failure at the time of such elimination to offer the Employee a position with the Company of equivalent or greater title, stature, responsibilities and total compensation, then the Employee shall be entitled to the following severance benefits:



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           (a) The Employee shall receive (i) severance pay in an amount equal to 100% of the Employee's annual base salary at the time of such termination, and (ii) a prorated bonus in an amount equal to the Employee's annual bonus at the "on-target" level for the fiscal year in which Employee is terminated, prorated on the basis of the number of days elapsed from the beginning of such fiscal year through the date of the Employee's termination, which amount shall be paid in lieu of any bonus or commission that may be owing, or becomes owed, to the Employee at any time thereafter. Any severance payments to which the Employee is entitled pursuant to this subsection shall be paid in a lump sum within thirty (30) days of the Employee's termination.

           (b) For a period of up to twelve (12) months after any termination under this Section 2, the Company shall reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage. Such reimbursement shall terminate upon the earlier of (i) twelve months from the date of the Employee's termination of employment or (ii) commencement of coverage of the Employee under other plans which provide for equal or greater benefits and which do not exclude any pre-existing conditions.

           (c) The vesting and exercisability of fifty percent (50%) of the number of shares subject to those portions, if any, of the then-outstanding stock options granted to the Employee by the Company prior to January 1, 1998 which have not vested and become exercisable as of the date of termination of the Employee's employment shall be automatically accelerated and become immediately exercisable and vested effective as of the date of the termination of the Employee's employment.

        3. Other Termination of Employment. If the Employee's employment with the Company terminates for any reason other than as provided in Section 1(b) or
Section 2, then the Employee shall not be entitled to receive severance or other benefits pursuant to this Agreement following the date of such termination, and the Company shall have no obligation to provide for the continuation of any health and medical benefit or life insurance coverage existing on the date of such termination, except as otherwise required by applicable law.

        4. Limitation of Payments and Benefits.

           (a) Excess Parachute Payment. If, due to the benefits provided under this Agreement, the Employee is subject to any excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), due to characterization of any amounts payable hereunder as excess parachute payments under Section 280G(b)(1) of the Code, the Employee may elect in his or her sole discretion, to reduce the amounts payable under this Agreement or not to have any portion of such options or restricted stock vest in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Code.

           (b) Other Benefits. All of the foregoing benefits described in this Agreement shall be reduced by the amount of other similar severance benefits to which the Employee may otherwise be entitled from the Company; provided that the foregoing shall not be construed to apply to any benefits received pursuant to an Incentive Agreement entered into between the Employee and the Company on or about the date of this Agreement.



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        5. Definition of Terms. The following terms referred to in this
Agreement shall have the following meanings:

           (a) Cause. "Cause" shall mean any of the following:

               (i) the Employee's theft, dishonesty, or intentional falsification of any employment or Company records;

               (ii) the Employee's improper disclosure of the Company's confidential or proprietary information; or

               (iii) the Employee's conviction (including any plea of guilty or nolo contendere) for any criminal act that impairs his ability to perform his duties for the Company.

           (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

               (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

               (ii) a merger in which the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger; or

               (iii) the sale, exchange, or transfer (including, without limitation, pursuant to a liquidation or dissolution) of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

           (c) Disability. "Disability" shall mean that the Employee is unable to perform his duties as an employee of the Company as the result of his incapacity due to physical or mental illness for 120 days (not necessarily consecutive) in any one year period. Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties as an employee of the Company before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.


           (d) Good Reason. "Good Reason" shall mean the occurrence of any of the following conditions after a Change of Control, without the Employee's written consent, which condition(s) remain(s) in effect twenty (20) days after written notice to the Company from Employee of such condition(s):



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               (i) a reduction of the Employee's total compensation (base salary and bonus) as in effect immediately prior to the Change of Control by more than fifteen percent (15%), or a failure to provide to the Employee benefit plans, arrangements, policies and procedures, which, taken as a whole, are not materially less favorable to the Employee than those, taken as a whole, provided by the Company to the Employee immediately prior to the Change of Control;

               (ii) a material, adverse change in the Employee's responsibilities or duties, as measured against the Employee's responsibilities or duties immediately prior to the Change of Control, causing the Employee's position to be of materially less stature or responsibility; provided, that for purposes of this Agreement, a material, adverse change shall be deemed to occur if the Employee no longer serves as a Vice President and General Manager (or other equivalent or greater position assumed prior to the Change of Control as described in Section 2) of a publicly-traded company reporting to the Chief Executive Officer;

               (iii) the relocation of the Employee's work place for the Company to a location more than thirty-five (35) miles from the Employee's then present work location; or

               (iv) any material breach of this Agreement by the Company.

           (e) Termination After Change of Control. "Termination After Change of Control" shall mean the occurrence, within twelve (12) months following a Change of Control, of either (i) termination of the Employee's employment by the Company for any reason other than for Cause, or (ii) the Employee's resignation for Good Reason from all capacities in which the Employee is then rendering services to the Company. "Termination After Change of Control" shall not include any termination of the employment of the Employee (i) by the Company for Cause;
(ii) by the Company as a result of the Disability of the Employee; (iii) as a result of the death of the Employee; or (iv) as a result of the voluntary termination of employment by the Employee other than for Good Reason.

        6. Employee Covenant Regarding Nonsolicitation. For a period of one (1) year following termination of employment for any reason, the Employee shall not recruit, solicit, or invite the solicitation of any employees of the Company to terminate their employment with the Company.

        7. Successors.

           (a) Company's Successors. The Company shall require any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets to assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or



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which becomes bound by the terms of this Agreement by operation of law. Failure of the Company to obtain such agreement shall be a material breach of this Agreement.

           (b) Employee's Successors. All rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee shall have no right to assign any of his obligations or duties under this Agreement to any other person or entity.

        8. Notice.

           (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

           (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation (including resignation for Good Reason) shall be communicated by a notice of termination to the other party hereto given in accordance with this Section 8. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

        9. Miscellaneous Provisions.

           (a) At Will Employment. The Company and the Employee agree that the Employee's employment is at will, and that their employment relationship may be terminated by either party at any time, with or without cause. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

           (b) Term of Agreement. The provisions of this Agreement shall terminate on January 1, 2000 (except that the Employee's employment by the Company shall continue to be "at will"), unless a Change of Control occurs on or prior to that date, in which case the provisions of this Agreement shall terminate upon the earlier to occur of (i) the date that all obligations of the parties hereunder have been satisfied, or (ii) twelve (12) months after the Change of Control. Any termination of this Agreement shall not affect any required payment or benefit that accrues prior to such termination.

           (c) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment



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or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

           (d) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

           (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

           (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

           (g) Arbitration. In the event of any dispute or claim relating to or arising out of this Agreement, the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association ("AAA") in Santa Clara County, California in accordance with AAA's National Employment Dispute Resolution rules as those rules are currently in effect, and not as those rules may be modified in the future. The Employee and the Company hereby knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. However, this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

           (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

           (i) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

           (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.



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           (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



COMPANY                                GENERAL MAGIC, INC.


                                       By: /s/ Steven Markman
                                           -------------------------------------
                                       Title: Chairman, President & CEO
                                             -----------------------------------


EMPLOYEE                               /s/ Steven D. Schramm
                                       -----------------------------------------
                                       Steven D. Schramm



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